Exhibit 99.1

         OXiGENE Reports Third Quarter 2004 Financial Results

    WALTHAM, Mass.--(BUSINESS WIRE)--Oct. 28, 2004--OXiGENE, Inc.:


Recent Accomplishments

    --  Announced positive pre-clinical data on OXi4503 at EORTC

    -- Initiated additional Phase I clinical trial with CA4P in advanced cervical cancer patients

    -- Positive clinical and pre-clinical data on CA4P in combination with radiotherapy presented at ESTRO

    OXiGENE, Inc. (NASDAQ: OXGN, XSSE: OXGN), an emerging pharmaceutical company developing novel small-molecule therapeutics to treat cancer and eye diseases, today reported financial results for the third quarter ended September 30, 2004.

    Results

    The net loss for the three months ended September 30, 2004 was $2,910,000 or $0.17 per share, compared with a net loss of $3,354,000 or $0.24 per share, in the third quarter of 2003. For the nine-month period ended September 30, 2004, the net loss was $7,775,000 or $0.47 per share, compared with a net loss of $6,676,000 or $0.53 per share, for the comparable period in 2003.
    At September 30, 2004, OXiGENE had cash and marketable securities of $33,238,000 compared with $18,936,000 (including restricted cash) at December 31, 2003.

    Third Quarter Events

    "I'm pleased with the continued progress we have made by initiating a new cancer trial with CA4P as well as the announcements of positive pre-clinical data on OXi4503 and positive clinical results with CA4P in combination with radiotherapy," said Fred Driscoll, President and Chief Executive Officer of OXiGENE. "We expect to accomplish our remaining 2004 milestones which are to file with the applicable regulatory bodies to move CA4P into myopic macular degeneration and to receive clearance to enter into a Phase I trial with OXi4503 in oncology."
    As announced on September 14, 2004, OXiGENE has initiated a sixth clinical trial with CA4P in oncology. This Phase I trial will study CA4P in combination with cisplatin in advanced cervical cancer patients. Dr. Jacob Lindegaard from the Arhus University Hospital in Denmark will head up this study in conjunction with Nordic Society of Gynecological Oncology (NSGO). The Denmark site has received the necessary approvals to begin its study and the two additional sites in Norway and the United Kingdom are in the process of obtaining their approvals. Among the trial's objectives are safety, preliminary evidence of efficacy, and a determination of the recommended Phase II dose.
    Data on OXiGENE's lead pre-clinical compound, OXi4503, was presented at the European Organization for the Research and Treatment of Cancer (EORTC) Symposium on Molecular Targets and Cancer Therapeutics which took place in Geneva, Switzerland in late September. The findings from these studies are consistent with previously seen data indicating that OXi4503 has an additional and distinct mechanism of action compared to the Company's lead vascular targeting agent, CA4P. This additional mechanism may enable destruction of the outside rim of cells residing next to and feeding off of the blood vessels in the surrounding normal tissue in addition to its ability to attack the central regions of the tumor.
    Most recently, the Company announced that new data on the combination of CA4P and radiation was presented at the European Society for Therapeutic Radiology and Oncology (ESTRO) meeting in Amsterdam that began this week. Michael Horsman of the Arhus University Hospital in Denmark presented pre-clinical data on CA4P in combination with radiotherapy. The results show that CA4P significantly enhances the anti-tumor effects of radiation without enhancing normal tissue damage due to treatment. Professor Peter Hoskin presented data from the ongoing Phase Ib trial at Mount Vernon hospital in the UK. In this study, where CA4P is used in conjunction with external beam radiotherapy, prolonged reductions in tumor blood flow were seen following CA4P treatment. This finding is particularly encouraging since in pre-clinical models such blood flow reductions induced by CA4P post radiotherapy have been associated with enhanced treatment response.

    Third Quarter Conference Call Information

    In conjunction with its third quarter financial results, OXiGENE's senior management will conduct a conference call at 10:00 a.m. ET today.


        Time:            10:00 a.m. ET
        Date:            Thursday, October 28, 2004
        Dial-in numbers: 800-822-4794 (U.S.)
                         913-981-4912 (international)
        Webcast:         www.oxigene.com

    A replay will be available starting at 2:00 p.m. ET (1:00 p.m. CT, 12:00 noon MT & 11:00 a.m. PT) and ending at midnight ET, November 3rd. To access the replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and refer to reservation number 837263.

    About OXiGENE

    OXiGENE is an emerging pharmaceutical company developing novel small-molecule therapeutics to treat cancer and eye diseases. The Company's major focus is the clinical advancement of drug candidates that selectively disrupt abnormal blood vessels associated with solid tumor progression and visual impairment. OXiGENE is dedicated to leveraging its intellectual property position and therapeutic development expertise to bring life saving and enhancing medicines to patients.

    Safe Harbor Statement

    Statements in this news release concerning OXiGENE's business outlook are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: the accomplishment of the additional 2004 milestones, the completion of necessary study-site approvals associated with the cervical cancer trial using CA4P in combination with cisplatin, the efficacy of OXi4503 and its ability to attack cells at the tumor's periphery through a secondary mechanism of action, and the efficacy of CA4P in combination with radiotherapy. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions OXiGENE might make or by known or unknown risks and uncertainties, including, but not limited to: the early stage of product development; the ability to secure necessary patents; uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements are contained in OXiGENE's reports to the Securities and Exchange Commission, including OXiGENE's 10-Q, 8-K and 10-K reports. However, OXiGENE undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.


OXiGENE, Inc.
 Condensed Consolidated Balance Sheets
 (All amounts in 000's)


 Assets                                    September 30,  December 31,
                                                  2004          2003
                                             -----------  ------------

         Cash, marketable securities and
          restricted cash                     $  33,238     $  18,936
         Licensing agreement                        996         1,069
         Other assets                               323           200

                                             -----------  ------------
         Total assets                         $  34,557     $  20,205
                                             ===========  ============

 Liabilities and stockholders' equity

         Accounts payable                     $   1,306     $   1,701
         Accrued expenses                         1,964         2,034
         Total stockholders' equity              31,287        16,470

                                             -----------  ------------
         Total liabilities and stockholders'
          equity                              $  34,557     $  20,205
                                             ===========  ============


OXiGENE, Inc
 Consolidated Statements of Operations
 (All amounts in 000's except per share amounts)
            (Unaudited)
                                      Three months      Nine months
                                          ended             ended
                                      September 30,    September 30,
                                   ------------------  ---------------
                                       2004     2003     2004    2003
                                     -------  -------  ------- -------


 License revenue                    $     -  $     -  $     7 $    20

 Costs and expenses:

 Research and development             1,813    1,385    4,587   2,508
 General and administrative           1,209    2,017    3,541   4,259
 Amortization of license agreement       24       24       73      69
                                     -------  -------  ------- -------

 Total costs and expenses:            3,046    3,426    8,201   6,836

 Operating loss                      (3,046)  (3,426)  (8,194) (6,816)

 Investment income                      140       78      421     172
 Interest expense                         -       (6)       -     (31)
 Other expense, net                      (4)       -       (2)     (1)


 Net loss                           $(2,910) $(3,354) $(7,775)$(6,676)
                                     =======  =======  ======= =======


 Basic and diluted net loss per
  common share                      $ (0.17) $ (0.24) $ (0.47)$ (0.53)

 Weighted average number
    of common shares outstanding     16,668   14,007   16,524  12,611

    CONTACT: OXiGENE, Inc.
             Courtney Harris, 781-547-5907
             charris@oxigene.com
             or
             MacDougall BioCommunications
             Chris Erdman, 508-647-0209
             cerdman@macbiocom.com